As filed with the Securities and Exchange Commission on December 23, 2009
                                                    Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             OCEAN SHORE HOLDING CO.
             (exact name of registrant as specified in its charter)


       NEW JERSEY                                      80-0282446
       ----------                                      ----------
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

                               1001 ASBURY AVENUE
                              OCEAN CITY, NJ 08226
                                 (609) 399-0012
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              OCEAN CITY HOME BANK
                           SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)

                                                  COPIES TO:
STEVEN E. BRADY                                   PAUL M. AGUGGIA, ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER             AARON M. KASLOW, ESQ.
OCEAN SHORE HOLDING CO.                           KILPATRICK STOCKTON LLP
1001 ASBURY AVENUE                                607 14TH STREET, NW, SUITE 900
OCEAN CITY, NJ 08226                              WASHINGTON, D.C.  20005
(609) 399-0012                                    (202) 508-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

        Large accelerated filer [ ]     Accelerated filer [ ]
        Non-accelerated filer   [ ]     Smaller reporting company |X|
        (Do not check if a smaller reporting company)


======================================================================================================================
     Title of each Class of            Amount          Proposed Maximum       Proposed Maximum         Amount of
        Securities to be               to be          Offering Price Per     Aggregate Offering      Registration
           Registered              Registered(1)             Share                Price(2)                Fee
----------------------------------------------------------------------------------------------------------------------
          Common Stock
         $.01 par Value                 526,697               $8.69(3)              $4,577,000           $327
----------------------------------------------------------------------------------------------------------------------
         Participation
           Interests                    (4)
======================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Ocean City Home Bank Savings and Investment Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Ocean Shore Holding Co. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) The average of the high and low price of the Common Stock as reported on December 22, 2009 in accordance with 17 C.F.R. ss.230.457(c).
(4) In addition, pursuant to 17 C.F.R. ss.230.416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan, based upon the maximum amount that could be issued under the Plan pursuant to 17 C.F.R. ss.230.457(h)(5). In accordance with 17 C.F.R. ss.230.457(h), where securities are to be offered pursuant to an employee benefit plan, the aggregate offering price and the amount of the registration fee shall be computed with respect to the maximum number of shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

OCEAN SHORE HOLDING CO.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Ocean City Home Bank Savings and Investment Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Ocean Shore Holding Co. (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K (File No. 333-153454 which includes the consolidated statements of financial condition of Ocean Shore Holding Co. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, statement of changes in equity and cash flows for each of the three years in the period ended December 31, 2008.

         (b) The Registrant's Quarterly Reports on Form 10-Q (File No. 333-153454 for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009 filed on May 7, 2009, August 10, 2009 and November 16, 2009, respectively.

         (c) The description of the Registrant's common stock contained in Registrant's Form 8-K 12G, as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") pursuant to subsection
(a) of Rule 12g-3 promulgated under the Exchange Act.

         (d) The Registrant's Current Reports on Form 8-K filed on December 21, 2009 (File No. 000-53856), December 17, 2009, December 15, 2009 and April 1,
2009 (File No. 333-153454) (other than items submitted under 2.02, 7.01 and 9.01 of Form 8-K).

         (e) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 2008, filed with the SEC on June 26, 2009 (File No. 000-51000).

         (f) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (in each case other than those portions furnished under items 2.02, 7.01 and 9.01 of Form 8-K).

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Ocean Shore Holding Co. Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act as the successor to the former issuer pursuant to subsection (a) of Rule 12g-3 promulgated under the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

         The Corporation's Certificate of Incorporation provides for the following indemnification under Article IX:

                                   ARTICLE IX
                                 INDEMNIFICATION
                                 ---------------

      The Corporation shall indemnify to the fullest extent required or permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator, intestate, personal representative or spouse is or was a director or officer of the Corporation, is or was a director, officer, trustee, member, partner, incorporator or liquidator of a Subsidiary of the Corporation, or serves or served at the request of the Corporation as a director, officer, trustee, member, partner, incorporator or liquidator of or in any other capacity for any other enterprise. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article IX shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this Article IX shall survive the termination of such person as any such director, officer, trustee, member, partner, incorporator or liquidator and, insofar as such person served at the request of the Corporation as a director, officer, trustee, member, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. No amendment of this Article IX shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

      Notwithstanding anything contained in this Article IX, except for proceedings to enforce rights provided in this Article IX, the Corporation shall not be obligated under this Article IX to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the board of directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the board.

      For purposes of this Article IX, the term "Subsidiary" shall mean any corporation, partnership, limited liability company or other entity in which the Corporation owns, directly or indirectly, a majority of the economic or voting ownership interest; the term "other enterprise" shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term "officer," when used with respect to the Corporation, shall refer to any officer elected or appointed pursuant to the Corporation's Bylaws, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the bylaws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the bylaws of such Subsidiary or other enterprise or determined by the board of directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term "officer" shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

      To the extent authorized from time to time by the board of directors, the Corporation may provide to (i) any one or more employees and other agents of the Corporation, (ii) any one or more officers, employees and other agents of any Subsidiary and (iii) any one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in this Article IX on directors and officers of the Corporation or any Subsidiary or other enterprise. Any such rights shall have the same force and effect as they would have if they were conferred in this Article IX.

      Nothing in this Article IX shall limit the power of the Corporation or the board of directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys' fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Article IX.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         10     Ocean City Home Bank Savings and Investment Plan(1)
         23.0   Consent of Deloitte & Touche, LLP
         24     Power of Attorney (contained on the signature pages).
--------------------
(1) Incorporated by reference herein.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the Volume of Securities Offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c)-(g) Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

         The registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, Ocean Shore Holding Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ocean City, New Jersey on December 23, 2009.


                                      OCEAN SHORE HOLDING CO.



                                      By: /s/ Steven E. Brady
                                          --------------------------------------
                                          Steven E. Brady
                                          President and Chief Executive Officer
                                          (principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Brady) constitutes and appoints Steven E. Brady, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                                           Title                                  Date
     ----                                           -----                                  ----


/s/ Steven E. Brady                         President, Chief Executive                  December 23, 2009
------------------------------------        Officer and Director
Steven E. Brady                             (principal executive officer)


/s/ Donald F. Morgenweck                    Senior Vice President and                   December 23, 2009
------------------------------------        Chief Financial Officer
Donald F. Morgenweck                        (principal accounting and financial officer)


/s/ Sylva A. Bertini                        Director                                    December 23, 2009
------------------------------------
Sylva A. Bertini

                                       7


                                            Director
------------------------------------
Frederick G. Dalzell, M.D.



/s/ Christopher J. Ford                     Director                                    December 23, 2009
------------------------------------
Christopher J. Ford



/s/ Robert A. Previti, Ed. D.               Director                                    December 23, 2009
------------------------------------
Robert A. Previti, Ed. D.



/s/ John L. Van Duyne, Jr.                  Director                                    December 23, 2009
------------------------------------
John L. Van Duyne, Jr.



/s/ Samuel R. Young                         Director                                    December 23, 2009
------------------------------------
Samuel R. Young

THE PLAN.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Ocean City Home Bank Savings and Investment Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ocean City, New Jersey on December 23, 2009.


                                           OCEAN CITY HOME BANK
                                           SAVINGS AND INVESTMENT PLAN



                                           By: /s/ Emily J. Bruley
                                               ---------------------------------
                                               Plan Administrator



                                 EXHIBIT INDEX
                                 -------------


                                                                                                                  Sequentially
                                                                                                                    Numbered
   Exhibit No.                       Description                               Method of Filing                  Page Location
------------------      --------------------------------------     -----------------------------------------    -----------------
                        Ocean City Home Bank Savings               Incorporated by reference.
     10                 and Investment Plan

     23.0               Consent of Deloitte & Touche LLP           Filed herewith.

     24                 Power of Attorney                          Located on the signature page.